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                                                                    Exhibit 99.2

                             NOTE PURCHASE AGREEMENT

                                      Among

                               CVG INVESTMENT LLC,

                               GV INVESTMENT LLC,

                                  EXPEDIA, INC.

                                       and

                          CLASSIC VACATION GROUP, INC.

                          Dated as of January 22, 2002

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                                Table of Contents

                                                                            Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01 Certain Defined Terms.........................................   2

                                   ARTICLE II

                               PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of the Notes................................   5

SECTION 2.02 Purchase Price................................................   5

SECTION 2.03 Closing.......................................................   6

SECTION 2.04 Closing Deliveries by CVGI....................................   6

SECTION 2.05 Closing Deliveries by GVI.....................................   6

SECTION 2.06 Closing Deliveries by Classic.................................   6

SECTION 2.07 Closing Deliveries by the Purchaser to CVGI...................   6

SECTION 2.08 Closing Deliveries by the Purchaser to GVI....................   6

SECTION 2.09 Resales of Initial CVGI Shares................................   7

SECTION 2.10 Resales of Initial GVI Shares.................................   7

SECTION 2.11 No Election in USA Transaction................................   8

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 3.01 Organization, Authority and Qualification of the Seller.......   9

SECTION 3.02 No Conflict...................................................   9

SECTION 3.03 Governmental Consents and Approvals...........................   9

SECTION 3.04 Good and Marketable Title.....................................   9

SECTION 3.05 Representations and Warranties contained in the NPAs..........  10

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SECTION 3.06 Full Disclosure...............................................  10

SECTION 3.07 Valid Exemption...............................................  10

SECTION 3.08 Purchase Entirely for Own Account.............................  10

SECTION 3.09 Investment Experience.........................................  10

SECTION 3.10 Receipt of Information........................................  10

SECTION 3.11 Allied Capital Note...........................................  11

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CLASSIC

SECTION 4.01 Asset Purchase Agreement......................................  11

SECTION 4.02 Replacement Notes.............................................  11

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01 Organization and Authority of the Purchaser...................  11

SECTION 5.02 Capitalization................................................  12

SECTION 5.03 No Conflict...................................................  12

SECTION 5.04 Governmental Consents and Approvals...........................  13

SECTION 5.05 SEC Filings; Financial Statements.............................  13

SECTION 5.06 Purchase Entirely for Own Account.............................  13

SECTION 5.07 Investment Experience.........................................  13

SECTION 5.08 Receipt of Information........................................  14

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

SECTION 6.01 Regulatory and Other Authorizations; Notices and Consents.....  14

SECTION 6.02 Notice of Developments........................................  14

SECTION 6.03 Further Action................................................  14


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SECTION 6.04 Extension of Tender Offer; Termination of NPAs; Deemed
             Amendment to Notes............................................  14

SECTION 6.05 Cancellation of Notes; Issuance of Replacement Notes..........  15

SECTION 6.06 Withdrawal of Tender Offer and Payment to Classic
             Stockholders..................................................  15

SECTION 6.07 Registered Shares.............................................  15

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

SECTION 7.01 Condition to Obligations of the Sellers and the Purchaser.....  19

SECTION 7.02 Conditions to Obligations of the Sellers......................  19

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

SECTION 8.01 Termination...................................................  19

SECTION 8.02 Effect of Termination.........................................  19

SECTION 8.03 Waiver........................................................  20

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01 Expenses......................................................  20

SECTION 9.02 Notices.......................................................  20

SECTION 9.03 Public Announcements..........................................  22

SECTION 9.04 Headings......................................................  22

SECTION 9.05 Severability..................................................  22

SECTION 9.06 Entire Agreement..............................................  23

SECTION 9.07 Assignment....................................................  23

SECTION 9.08 No Third Party Beneficiaries..................................  23

SECTION 9.09 Amendment.....................................................  23


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SECTION 9.10 Governing Law.................................................  23

SECTION 9.11 Counterparts..................................................  24

SECTION 9.12 Specific Performance..........................................  24

Exhibit A               Form of 7.5% Replacement Note

Exhibit B               Form of 9% Replacement Note

Exhibit 6.04(c)(i)      7.5% Notes Amendment and Waiver Agreement

Exhibit 6.04(c)(ii)     9% Notes Amendment and Waiver Agreement


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     NOTE PURCHASE AGREEMENT, dated as of January 22, 2002, by and among GV
INVESTMENT LLC, a Delaware limited liability company ("GVI"), CVG INVESTMENT LLC, a Delaware limited liability company ("CVGI"; and, together with GVI, the "Sellers"; and each a "Seller"), EXPEDIA, INC., a Washington corporation (the "Purchaser"), CLASSIC VACATION GROUP, INC., a New York corporation ("Classic") and, solely for the purposes of Section 6.06(b) herein, THAYER EQUITY INVESTORS III, L.P., a Delaware limited partnership ("Thayer").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Note Purchase Agreement (the "7.5% NPA"), dated as of November 2, 2001, between CVGI and Classic, CVGI purchased all of the 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic (collectively, the "7.5% Notes");

     WHEREAS, as contemplated by the 7.5% NPA, CVG Acquisition Corporation, a Delaware corporation ("CVGAC") and a wholly owned subsidiary of CVGI, commenced a tender offer for the shares of Classic held by unaffiliated public stockholders of Classic (the "Tender Offer"); and such Tender Offer is pending as of the date of this Agreement;

     WHEREAS, pursuant to that certain Note Purchase Agreement (the "9% NPA"; and, where appropriate, together with the 7.5% NPA, the "NPAs"), dated as of June 20, 2000, between GVI and Classic (the name of which was then "Global Vacation Group, Inc."), GVI purchased all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic (the "9% Notes"; and, where appropriate, together with the 7.5% Notes, the "Notes");

     WHEREAS, contemporaneously with this Note Purchase Agreement, the Purchaser, Classic Custom Vacations, a California corporation ("CCV") and a wholly owned subsidiary of Classic, and Classic are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, pursuant to which the Purchaser has agreed to acquire certain of the assets, and assume certain of the liabilities, of CCV, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, the Purchaser desires to purchase, and CVGI and GVI desire to sell, all of the outstanding Notes, all on the terms and subject to the conditions more particularly set forth herein;

     WHEREAS, upon execution of this Agreement, (a) the Sellers shall cause CVGAC to extend the Tender Offer until the Closing, (b) the NPAs shall terminate, and (c) the Notes shall be amended so as to allow for the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement; and

     WHEREAS, as soon as practicable following the consummation of the transactions at the Closing contemplated by this Agreement, (a) the Tender Offer shall be withdrawn by CVGAC, and (b) the Notes shall be cancelled and in consideration therefor Classic shall issue to the Purchaser the Replacement Notes, substantially in the form as Exhibits A and B attached hereto (the "Replacement Notes").

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     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, CVGI, GVI and Classic hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Additional CVGI Cash Consideration" has the meaning specified in Section 2.09(b).

     "Additional CVGI Net Proceeds" has the meaning specified in Section
2.09(b).

     "Additional CVGI Shares" has the meaning specified in Section 2.09(b).

     "Additional GVI Cash Consideration" has the meaning specified in Section 2.10(b).

     "Additional GVI Net Proceeds" has the meaning specified in Section 2.10(b).

     "Additional GVI Shares" has the meaning specified in Section 2.10(b).

     "Additional Shares" means the Additional CVGI Shares and the Additional GVI Shares.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Note Purchase Agreement, dated as of January 22, 2002, among the Purchaser, CVGI, GVI and Classic (including the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 9.09.

     "Allied Capital Note" means the 12% Partially Exchangeable Note, dated as of June 20, 2000, in the principal amount of $5,500,000 made by GVI in favor of Allied Capital Corporation, a Maryland corporation.

     "Asset Purchase Agreement" has the meaning specified in the recitals to this Agreement.

     "Business" means the business of providing customized vacation product and all other business which immediately prior to the date hereof was being conducted by Classic.


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     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     "CCV" has the meaning specified in the recitals to this Agreement.

     "Classic" has the meaning specified in the preamble to this Agreement.

     "Classic Common Stock" has the meaning specified in Section 3.03.

     "Closing" has the meaning specified in Section 2.03.

     "Closing Date" has the meaning specified in Section 2.03.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "CVGAC" has the meaning specified in the recitals to this Agreement.

     "CVGI" has the meaning specified in the preamble to this Agreement.

     "CVGI Cash Consideration" has the meaning specified in Section 2.07.

     "CVGI Purchase Price Bank Account" means the bank account in the United States to be designated by CVGI in a written notice to the Purchaser at least two (2) Business Days before the Closing.

     "CVGI Shortfall Amount" has the meaning specified in Section 2.09(b).

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expedia Common Stock" means the common stock, par value $0.01 per share, of the Purchaser.

     "Expedia Preferred Stock" has the meaning specified in Section 5.02.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.


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     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental
Authority.

     "GVI" has the meaning specified in the preamble to this Agreement.

     "GVI Cash Consideration" has the meaning specified in Section 2.08.

     "GVI Purchase Price Bank Account" means the bank account in the United States to be designated by GVI in a written notice to the Purchaser at least two
(2) Business Days before the Closing.

     "GVI Shortfall Amount" has the meaning specified in Section 2.10(b). "Initial CVGI Net Proceeds" has the meaning specified in Section 2.09(a).

     "Initial GVI Net Proceeds" has the meaning specified in Section 2.10(a).

     "Initial CVGI Shares" has the meaning specified in Section 2.07.

     "Initial GVI Shares" has the meaning specified in Section 2.08.

     "Initial Shares" means the Initial CVGI Shares and the Initial GVI Shares.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Nasdaq" means the Nasdaq National Market.

     "9% Notes" has the meaning specified in the recitals to this Agreement.

     "9% Notes Purchase Price" has the meaning specified in Section 2.02.

     "9% NPA" has the meaning specified in the recitals to this Agreement.

     "Notes" has the meaning specified in the recitals to this Agreement.

     "Notes Purchase Price" has the meaning specified in Section 2.02.

     "NPAs" has the meaning specified in the recitals to this Agreement.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Public Stockholders" has the meaning specified in Section 6.06(b).

     "Purchaser" has the meaning specified in the preamble to this Agreement.


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     "Purchaser SEC Reports" has the meaning specified in Section 5.05(a).

     "Registered Shares" has the meaning specified in Section 6.07(a).

     "Registration Statement" has the meaning specified in Section 6.07(a).

     "Replacement Notes" has the meaning specified in the recitals to this Agreement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" or "Sellers" has the meaning specified in the preamble to this Agreement.

     "7.5% Notes" has the meaning specified in the recitals to this Agreement.

     "7.5% Notes Purchase Price" has the meaning specified in Section 2.02.

     "7.5% NPA" has the meaning specified in the recitals to this Agreement.

     "Tender Offer" has the meaning specified in the recitals to this Agreement.

     "Thayer" has the meaning specified in the preamble to this Agreement.

     "Transfer Agent" has the meaning specified in Section 6.06(b).

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "Violation" has the meaning specified in Section 6.07(c).

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01 Purchase and Sale of the Notes. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) CVGI shall sell to the Purchaser, and the Purchaser shall purchase from CVGI, the 7.5% Notes, and (b) GVI shall sell to the Purchaser, and the Purchaser shall purchase from GVI, the 9% Notes.

     SECTION 2.02 Purchase Price. The aggregate purchase price for the 7.5% Notes shall be the sum of (a) $15,221,917.81, which amount represents all of the outstanding principal and accrued interest on the 7.5% Notes as of January 22, 2002 and (b) an amount which equals all of the accrued interest on the 7.5% Notes accrued from January 23, 2002 up to and including the Closing Date (collectively, the "7.5% Notes Purchase Price"). The aggregate purchase price for the 9% Notes shall be the sum of (a) $31,681,625.68, which amount represents all of the outstanding principal and accrued interest on the 9% Notes as of January 22, 2002 and (b) an amount which equals all of the accrued interest on the 9% Notes accrued from January 23, 2002 up to and including the Closing Date (the "9% Notes Purchase Price"; and, together with the 7.5% Notes Purchase Price, the "Notes Purchase Price").


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     SECTION 2.03 Closing. Upon the terms and subject to the conditions of this
Agreement, the sale and purchase of the Notes contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, at 10:00 A.M. local time on the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.04 Closing Deliveries by CVGI. At the Closing, CVGI shall deliver or cause to be delivered:

     (a) to the Purchaser (which in turn shall deliver to Classic for cancellation) the 7.5% Notes; and

     (b) to the Purchaser a receipt for any portion of the 7.5% Notes Purchase Price paid with CVGI Cash Consideration.

     SECTION 2.05 Closing Deliveries by GVI. At the Closing, GVI shall deliver or cause to be delivered:

     (a) to the Purchaser (which in turn shall deliver to Classic for cancellation) the 9% Notes; and

     (b) to the Purchaser a receipt for any portion of the 9% Notes Purchase Price paid with GVI Cash Consideration.

     SECTION 2.06 Closing Deliveries by Classic. At the Closing, Classic shall deliver or cause to be delivered to the Purchaser the Replacement Notes.

     SECTION 2.07 Closing Deliveries by the Purchaser to CVGI. At the Closing, the Purchaser shall deliver to CVGI the 7.5% Notes Purchase Price, payable, at the Purchaser's election, in some combination (including all of one form of consideration or the other) of (i) cash by wire transfer in immediately available funds (the "CVGI Cash Consideration") to the CVGI Purchase Price Bank Account, and (ii) a number of shares of Expedia Common Stock (the "Initial CVGI Shares"), the resales of which will have been registered under the Registration Statement pursuant to Section 6.07 herein, and in a number reasonably determined by the Purchaser pursuant to Section 2.09 to be sufficient to yield Initial CVGI Net Proceeds which, together with the CVGI Cash Consideration the Purchaser elects to pay CVGI, will be equal to the 7.5% Notes Purchase Price.

     SECTION 2.08 Closing Deliveries by the Purchaser to GVI. At the Closing, the Purchaser shall deliver to GVI the 9% Notes Purchase Price, payable, at the Purchaser's election, in some combination (including all of one form of consideration or the other) of (i) cash by wire transfer in immediately available funds (the "GVI Cash Consideration") to the GVI Purchase


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Price Bank Account, and (ii) a number of shares of Expedia Common Stock (the
"Initial GVI Shares"), the resales of which will have been registered under the Registration Statement pursuant to Section 6.07 herein, and in a number reasonably determined by the Purchaser pursuant to Section 2.10 to be sufficient to yield Initial GVI Net Proceeds which, together with the GVI Cash Consideration the Purchaser elects to pay GVI, will be equal to the 9% Notes Purchase Price.

     SECTION 2.09 Resales of Initial CVGI Shares. (a) CVGI will resell the Initial CVGI Shares only at such time and in such manner (and, as applicable, using such agent or agents) as shall be approved by the Purchaser in its sole discretion, provided, however, that CVGI shall be permitted to resell all such Initial CVGI Shares without such approval beginning thirty (30) trading days following the Closing Date. The aggregate net proceeds (the "Initial CVGI Net Proceeds") of the resale or resales of the Initial CVGI Shares shall be equal to the cash received by CVGI from such resales after deducting any commissions or other fees or expenses associated with such resales.

     (b) To the extent the Initial CVGI Net Proceeds, together with any CVGI Cash Consideration which the Purchaser elected to pay to CVGI for the purchase of the 7.5% Notes, is less than the 7.5% Notes Purchase Price (plus interest at 7.5% per annum on any portion of the Initial CVGI Net Proceeds which is not received by CVGI within fifteen (15) trading days after the Closing Date, such interest to commence accruing on the day after such fifteen (15) trading day period) (the "CVGI Shortfall Amount"), within five (5) Business Days following the consummation of all resales of Initial CVGI Shares, the Purchaser shall pay to CVGI in cash the CVGI Shortfall Amount; provided, that, at the Purchaser's election, the Purchaser may elect to issue an additional number of shares of Expedia Common Stock (the "Additional CVGI Shares") to CVGI reasonably determined by the Purchaser to be sufficient to yield additional aggregate net proceeds (the "Additional CVGI Net Proceeds") which, together with any additional cash (the "Additional CVGI Cash Consideration") that the Purchaser elects to pay to CVGI to make up a portion of the CVGI Shortfall Amount, will be equal to the CVGI Shortfall Amount. CVGI's resale of any Additional CVGI Shares shall also have been registered under the Registration Statement pursuant to
Section 6.07 herein and shall also only be effectuated in accordance with the procedures outlined in the first sentence of Section 2.09(a) above. Any shortfall in the Additional CVGI Net Proceeds of the resales of the Additional CVGI Shares shall be paid in cash by the Purchaser to CVGI within five (5) Business Days following the consummation of such resales.

     (c) To the extent that (i) the sum of the Initial CVGI Net Proceeds and the CVGI Cash Consideration, if any, is greater than the 7.5% Notes Purchase Price or (ii) the sum of the Additional CVGI Net Proceeds and the Additional CVGI Cash Consideration, if any, is greater than the CVGI Shortfall Amount, within five
(5) Business Days following the consummation of such resales, CVGI shall pay to the Purchaser in cash the amount of such excess.

     SECTION 2.10 Resales of Initial GVI Shares. (a) GVI will resell the Initial GVI Shares only at such time and in such manner (and, as applicable, using such agent or agents) as shall be approved by the Purchaser in its sole discretion, provided, however, that GVI shall be permitted to resell all such Initial GVI Shares without such approval beginning thirty (30) trading


                                       7

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days following the Closing Date, provided, further, that beginning five (5)
trading days following the Closing Date, GVI shall be permitted to resell such Initial GVI Shares as shall be sufficient to yield net proceeds from such resales, after deducting any commissions or other fees or expenses associated with such resales, to pay all of the outstanding principal and accrued interest on the Allied Capital Note. The aggregate net proceeds (the "Initial GVI Net Proceeds") of the resale or resales of the Initial GVI Shares shall be equal to the cash received by GVI from such resales after deducting any commissions or other fees or expenses associated with such resales.

     (b) To the extent the Initial GVI Net Proceeds, together with any GVI Cash Consideration which the Purchaser elected to pay to GVI for the purchase of the 9% Notes, is less than the 9% Notes Purchase Price (plus interest at 9% per annum on any portion of the Initial GVI Net Proceeds which is not received by GVI within fifteen (15) trading days after the Closing Date, such interest to commence accruing on the day after such fifteen (15) trading day period) (the "GVI Shortfall Amount"), within five (5) Business Days following the consummation of all resales of Initial GVI Shares, the Purchaser shall pay to GVI in cash the GVI Shortfall Amount; provided, that, at the Purchaser's election, the Purchaser may elect to issue an additional number of shares of Expedia Common Stock (the "Additional GVI Shares") to GVI reasonably determined by the Purchaser to be sufficient to yield additional aggregate net proceeds (the "Additional GVI Net Proceeds") which, together with any additional cash (the "Additional GVI Cash Consideration") that the Purchaser elects to pay to GVI to make up a portion of the GVI Shortfall Amount, will be equal to the GVI Shortfall Amount. GVI's resale of any Additional GVI Shares shall also have been registered under the Registration Statement pursuant to Section 6.07 herein and shall also be effectuated in accordance with the procedures outlined in the first sentence of Section 2.10(a) above. Any shortfall in the Additional GVI Net Proceeds of the resales of the Additional GVI Shares shall be paid in cash by the Purchaser to GVI within five (5) Business Days following the consummation of such resales.

     (c) To the extent that (i) the sum of the Initial GVI Net Proceeds and the GVI Cash Consideration, if any, is greater than the 9% Notes Purchase Price or
(ii) the sum of the Additional GVI Net Proceeds and the Additional GVI Cash Consideration, if any, is greater than the GVI Shortfall Amount, within five (5) Business Days following the consummation of such resales, GVI shall pay to the Purchaser in cash the amount of such excess.

     SECTION 2.11 No Election in USA Transaction. The Sellers understand that the Purchaser has agreed with Microsoft Corporation in connection with the Purchaser's pending merger transaction among USA Networks, Inc., Taipei, Inc., Microsoft Corporation, Microsoft E-Holdings, Inc. and the Purchaser (the "USA Transaction") that the Purchaser will not permit any Initial Shares or Additional Shares issued to the Sellers by the Purchaser under this Agreement to be eligible to be exchanged for shares of Class B common stock, par value $0.01, of the Purchaser in connection with the recapitalization of the Purchaser contemplated by the USA Transaction and the Sellers hereby agree that, with respect to any Initial Shares or Additional Shares held by them, they will not elect to exchange such shares for shares of Class B common stock of the Purchaser in connection with the recapitalization of the Purchaser, provided, however, that the foregoing shall not in any way affect the Purchaser's obligations or the Sellers' rights with regard to resales of such Initial Shares or Additional Shares in accordance with the procedures and time periods set forth in Sections 2.09 and 2.10 above.


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

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As an inducement to the Purchaser to enter into this Agreement, each Seller, hereby represents and warrants, severally as to itself and not jointly, to the Purchaser as follows:

     SECTION 3.01 Organization, Authority and Qualification of the Seller. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 3.02 No Conflict. The execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Formation or Limited Liability Company Agreement (or similar organizational documents) of the Seller,
(b) conflict with or violate any Law or Governmental Order applicable to the Seller, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Notes under any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which it is bound.

     SECTION 3.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) that any issuance of shares of common stock, par value $0.01 per share, of Classic ("Classic Common Stock") upon conversion of the Notes may require filings with the SEC and (b) the filing with the SEC of the Registration Statement as contemplated by Section 6.07.

     SECTION 3.04 Good and Marketable Title. The Seller has and will as of the Closing have good and marketable title to the Notes to be sold by the Seller hereunder, and, except for the security interest in the 9% Notes granted by GVI pursuant to the Allied Capital Note, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind. Upon delivery of such Notes and the payment of the Notes Purchase Price therefor as herein contemplated, the Purchaser will receive good and marketable title to the

Notes purchased by it from the Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the Purchaser.

     SECTION 3.05 Representations and Warranties contained in the NPAs. The representations and warranties of the Seller contained in the 7.5% NPA or the 9% NPA, as applicable, are true and correct in all material respects as of the date hereof with the same force and effect as if made as of the date hereof, other than such representations and warranties as are made as of another date, which are made as of such date.

     SECTION 3.06 Full Disclosure. The Seller is not aware of any facts pertaining to Classic or the Business which affect adversely Classic or the Business or which are likely in the future to affect adversely Classic or the Business and which have not been disclosed in the 7.5% NPA, in the Asset Purchase Agreement, in this Agreement, or in Classic's public filings with the SEC or in filings by CVGAC regarding the Tender Offer.

     SECTION 3.07 Valid Exemption. The Seller acquired the Notes it is selling hereunder in a transaction that was exempt from registration under the Securities Act and neither the Seller nor any of its Affiliates has taken any action with respect to the Notes, including, without limitation, engaging in any form of "general solicitation", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, that would result in the Purchaser not being able to purchase the Notes hereunder in reliance on an exemption from registration under the Securities Act.

     SECTION 3.08 Purchase Entirely for Own Account. Except as contemplated by Sections 2.09 and 2.10, as applicable, the shares of Expedia Common Stock to be received by the Seller hereunder will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any transaction which would be in violation of the Securities Act, without prejudice to the Seller's right to sell or otherwise dispose of all or any part of such shares of Expedia Common Stock under the Registration Statement or under an exemption from registration under the Securities Act.

     SECTION 3.09 Investment Experience. The Seller is (a) an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and (b) by reason of its business and financial experience, and the business and financial experience of those Persons retained by it to advise it with respect to an investment in the shares of Expedia Common Stock, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the shares of Expedia Common Stock, is able to bear the economic risk of such investment.

     SECTION 3.10 Receipt of Information. The Seller believes that it has received all the information the Seller considers necessary or appropriate for deciding whether to receive shares of Expedia Common Stock as consideration for the sale of the Notes. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the shares of Expedia Common Stock and the business, properties, prospects, and financial condition of the Purchaser and to obtain additional information necessary to verify the accuracy of any information furnished to the Seller or to which the Seller had access. The foregoing, however, does not limit or modify the representations and warranties of the Purchaser in Article V of this Agreement or the right of the Seller to rely thereon.

     SECTION 3.11 Allied Capital Note. As of the date hereof, the outstanding principal and accrued interest on the Allied Capital Note is, and as of March 31, 2002 will be, less than $6,500,000.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, Classic hereby represents and warrants to the Purchaser as follows:

     SECTION 4.01 Asset Purchase Agreement. The representations and warranties of Classic to the Purchaser contained in the Asset Purchase Agreement are incorporated by reference into this Agreement and hereby additionally made to the Purchaser under this Agreement.

     SECTION 4.02 Replacement Notes. When the Replacement Notes are issued and delivered to the Purchaser as contemplated by this Agreement, the Replacement Notes will evidence valid and binding obligations of Classic and will be enforceable against Classic in accordance with their terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity. Upon delivery of the Replacement Notes to the Purchaser, the Purchaser will receive good and marketable title to the Replacement Notes, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the Purchaser.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to each Seller as follows:

     SECTION 5.01 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the

Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 5.02 Capitalization. (a) The authorized capital stock of the Purchaser consists of (i) 120,000,000 shares of Expedia Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Expedia Preferred Stock"). As of January 15, 2002, (i) 53,151,047 shares of Expedia Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Expedia Common Stock are held in the treasury of the Purchaser, and (iii) 14,671,264 shares of Expedia Common Stock are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Expedia Preferred Stock are issued and outstanding. Except as set forth in the Purchaser SEC Reports or as contemplated by this Agreement, and except for stock options granted pursuant to the stock option plans of the Purchaser, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Purchaser or obligating the Purchaser to issue or sell any shares of capital stock of, or other equity interests in, the Purchaser. All shares of Expedia Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Purchaser SEC Reports, there are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of Expedia Common Stock.

     (b) The shares of Expedia Common Stock to be issued pursuant to this Agreement (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Purchaser's Articles of Incorporation or By-Laws or any agreement to which the Purchaser is a party or is bound and (ii) will, upon effectiveness of the Registration Statement, be registered under the Securities Act and the Exchange Act and be registered or exempt from registration under applicable blue sky Laws. Upon delivery of such shares in payment of the Notes Purchase Price, the Seller to which such shares are issued will receive good and marketable title to such shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the applicable Seller.

     SECTION 5.03 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.04, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected.

     SECTION 5.04 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) that the issuance of shares of Classic Common Stock upon conversion of the Notes may require filings with the SEC and (b) the filing with the SEC of the Registration Statement as contemplated by Section 6.07.

     SECTION 5.05 SEC Filings; Financial Statements. (a) The Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 (collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Purchaser and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have, a material adverse effect on the business, properties, prospects, and financial condition of the Purchaser).

     SECTION 5.06 Purchase Entirely for Own Account. The Notes to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any transaction which would be in violation of the Securities Act, without prejudice to the Purchaser's right to sell or otherwise dispose of all or any part of such Notes under a registration statement under the Securities Act or under an exemption from registration under the Securities Act.

     SECTION 5.07 Investment Experience. The Purchaser is (a) an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and (b) by reason of its business and financial experience, and the business and financial experience of those Persons retained by it to advise it with respect to an investment in the Notes, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the Notes, is able to bear the economic risk of such investment.

     SECTION 5.08 Receipt of Information. The Purchaser believes that it has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Notes. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from Classic regarding the terms and conditions of the Notes and the business, properties, prospects, and financial condition of Classic and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of Classic in Article IV of this Agreement or the right of the Purchaser to rely thereon.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Regulatory and Other Authorizations; Notices and Consents. (a) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     (b) No party hereto knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

     SECTION 6.02 Notice of Developments. Prior to the Closing, each party hereto shall promptly notify the other parties hereto in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such party in this Agreement or which could have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect.

     SECTION 6.03 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.04 Extension of Tender Offer; Termination of NPAs; Deemed Amendment to Notes. Upon execution of this Agreement, (a) CVGI shall cause CVGAC to extend the Tender Offer until February 15, 2002, the anticipated date of the Closing, and CVGI shall cause CVGAC to further extend the Tender Offer as necessary to the actual date of the Closing, unless this Agreement terminates before the sale of the Notes at the Closing is consummated, (b) the NPAs shall terminate (which, with regard to the 7.5% NPA, will be deemed to be a termination under Paragraph 8.2(a) of the 7.5% NPA) and, other than CVGI's rights under Paragraph 11.1 of the 7.5% NPA to have expenses reimbursed by Classic, shall cease to have any further force or effect and none of Classic, CVGI or GVI shall have any rights or obligations thereunder, and (c) the 7.5% Notes shall be amended as provided in the 7.5% Notes Amendment and Waiver Agreement, which is attached as Exhibit 6.04(c)(i) hereto and the 9% Notes shall be amended as provided in the 9% Notes Amendment and Waiver Agreement, which is attached as Exhibit 6.04(c)(ii) hereto.

     SECTION 6.05 Cancellation of Notes; Issuance of Replacement Notes. At the Closing, the Notes shall be cancelled and in consideration therefor Classic shall issue to the Purchaser the Replacement Notes.

     SECTION 6.06 Withdrawal of Tender Offer and Payment to Classic Stockholders. (a) If the Closing takes place, as soon as practicable thereafter, but in any event not later than the close of business on the first Business Day after the Closing Date (or such other day as is the day on which the purchase of the Notes is completed), CVGI will cause CVGAC to withdraw the Tender Offer without purchasing any shares which are tendered in response to the Tender Offer.

     (b) Promptly after the Tender Offer is withdrawn in accordance with Section 6.06(a), GVI will pay to the holders of record of the Classic Common Stock other than GVI and Thayer (such stockholders, the "Public Stockholders"), the sum of $0.15 per share. In order to make that payment, not later than forty-five (45) days after the Closing Date, GVI will pay $661,016 to American Stock Transfer & Trust, in its capacity as transfer agent for the Classic Common Stock (the "Transfer Agent"), with an irrevocable and unconditional instruction to distribute that sum, at the rate of $0.15 per share, to the Public Stockholders. In addition, Thayer agrees to deliver the sum of $484,745 to GVI not later than forty (40) days after the Closing Date with an irrevocable and unconditional instruction to pay $0.11 per share to the Public Stockholders. At the same time GVI pays $661,016 to the Transfer Agent, GVI will forward to the Transfer Agent the $484,745 which GVI received from Thayer with an irrevocable and unconditional instruction to distribute that sum, at the rate of $0.11 per share, to the Public Stockholders. The foregoing payments by GVI and Thayer to the Public Stockholders shall be subject to no conditions whatsoever. GVI, Thayer and Classic agree that the form of such instructions from GVI to the Transfer Agent, the procedures for the distribution to the Public Stockholders and any arrangements in connection therewith, including without limitation the fixing of a record date for such distribution and the form and substance of any disclosures to the public or the Public Stockholders, shall be subject to review by Classic to ensure that they comply with applicable laws and stock exchange rules.

     SECTION 6.07 Registered Shares. (a) Registration Statement. The Purchaser shall, as promptly as reasonably practicable:

          (i) prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement") with respect to the resale by the Sellers of any shares of Expedia Common Stock issued to the Sellers hereunder (including a sufficient number of shares to cover any Additional Shares) (collectively, the "Registered Shares") and use reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable, and keep the Registration Statement effective until the resale of all Initial Shares and Additional Shares has been completed;

          (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the Registered Shares and cause the Registration Statement to be declared effective;

          (iii) furnish to the Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registered Shares;

          (iv) use commercially reasonable efforts to register and qualify the Registered Shares under such other securities or blue sky laws of any applicable jurisdictions as may be required;

          (v) notify the Sellers at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vi) cause all Registered Shares to be listed on Nasdaq; and

          (vii) provide a transfer agent and registrar for all Registered Shares and a CUSIP number for all such Registered Shares, in each case not later than the effective date of such registration.

     (b) Information from Sellers. Sellers shall promptly furnish to the Purchaser all such information regarding the Sellers as shall be required to effect the registration of the Registered Shares. In addition, each Seller hereby agrees to be named as an "underwriter" (as that term is defined in Section 2(a)(11) of the Securities Act) in the Registration Statement.

     (c) Indemnification. With respect to the Registered Shares that shall be included in a registration statement pursuant to this Section 6.07:

          (i) To the extent permitted by law, the Purchaser will indemnify and hold harmless each Seller, the officers, directors and members of each Seller, legal counsel and accountants for each Seller, any underwriter (as defined in the Securities Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Purchaser will reimburse each such Seller, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.07(c)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld), nor shall the Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Seller, underwriter or controlling person; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Seller or underwriter, or any person controlling such Seller or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares, if a copy of the prospectus (as then amended or supplemented if the Purchaser shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Seller or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (ii) To the extent permitted by law, each Seller will severally as to itself and not jointly indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Purchaser within the meaning of the Securities Act, legal counsel and accountants for the Purchaser, any underwriter, any other Seller selling securities in the Registration Statement and any controlling person of any such underwriter or other Seller, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any person intended to be indemnified pursuant to this Section 6.07(c)(ii), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.07(c)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Seller (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 6.07(c)(ii) exceed the net proceeds from the resale of Registered Shares received by such Seller.

          (iii) Promptly after receipt by an indemnified party under this
     Section 6.07(c) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.07(c), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.07(c), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.07(c).

          (iv) If the indemnification provided for in this Section 6.07(c) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     The obligations of the Purchaser and Sellers under this Section 6.07(c) shall survive the completion of the resales of the Registered Shares.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     SECTION 7.01 Condition to Obligations of the Sellers and the Purchaser. The obligations of each Seller and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of the following condition:

     (a) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Governmental Order which is then in effect and has the effect of seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions.

     SECTION 7.02 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC; and

     (b) Nasdaq Quotation. The shares of Expedia Common Stock to be issued to the Sellers hereunder shall have been authorized for quotation on Nasdaq, subject to notice of official issuance.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by either the Purchaser or the Sellers in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (b) by the mutual written consent of the Sellers and the Purchaser; or

     (c) by either the Purchaser or the Sellers if the Registration Statement shall not have been declared effective by March 31, 2002; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

     SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(a) as set forth in Sections 8.02(b) and 9.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 8.03 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01 Expenses. The Purchaser shall only be responsible for any costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, including, without limitation, the fees and disbursements of its counsel, financial advisors and accountants. In no event shall the Purchaser be responsible for any costs and expenses incurred by any other party in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants to any other party.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)      if to Classic:

                           Classic Vacation Group, Inc.
                           One North First Street, Suite 300
                           San Jose, CA 95113
                           Telecopy: (408) 993-8547
                           Attention: Chief Financial Officer

                           with a copy to:

                           Hogan & Hartson LLP
                           555 Thirteenth Street, NW
                           Washington, D.C. 20004

                           Telecopy:  (202) 637-5910
                           Attention: J. Hovey Kemp, Esq.

                  (b)      if to the Purchaser:

                           Expedia, Inc.
                           13810 SE Eastgate Way, Suite 400
                           Bellevue, WA 98005
                           Telecopy:  (425) 564-7240
                           Attention:  General Counsel

                           with a copy to:

                           Shearman & Sterling
                           555 California Street, Suite 2000
                           San Francisco, CA 94104
                           Telecopy: (415) 616-1199
                           Attention:  Peter D. Lyons, Esq.

                  (c)      if to CVGI:

                           CVG Investment LLC
                           c/o Three Cities Research, Inc.
                           650 Madison Avenue
                           New York, NY 10022
                           Telecopy:  (212) 980-1142
                           Attention:  J. William Uhrig

                           with a copy to:

                           Clifford Chance Rogers & Wells LLP
                           200 Park Avenue
                           New York, NY 10166
                           Telecopy: (212) 878-8375
                           Attention:  David W. Bernstein, Esq.

                           and with a copy to:

                           Thayer Equity Investors III, L.P.
                           c/o Thayer Capital Partners
                           1455 Pennsylvania Avenue, N.W., Suite 350
                           Washington, D.C. 20004
                           Telecopy:  (202) 371-0391
                           Attention:  Daniel Raskas
                           and with a copy to:

                           Kirkland & Ellis

                           655 Fifteenth Street, N.W., Suite 1200
                           Washington, D.C. 20005
                           Telecopy:  (202) 879-5200
                           Attention:  Terrance L. Bessey, Esq. and Michael T.
                                       Edsall, Esq.

                  (d)      if to GVI:

                           GV Investment LLC
                           c/o Three Cities Research, Inc.
                           650 Madison Avenue
                           New York, NY 10022
                           Telecopy:  (212) 980-1142
                           Attention:  J. William Uhrig

                           with a copy to:

                           Clifford Chance Rogers & Wells LLP
                           200 Park Avenue
                           New York, NY 10166
                           Telecopy: (212) 878-8375
                           Attention:  David W. Bernstein, Esq.

     SECTION 9.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of Nasdaq or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Purchaser (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchaser); provided, however, that the Purchaser may assign its rights (but not its obligations) under this Agreement to an Affiliate of the Purchaser without the consent of the Sellers.

     SECTION 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10 Governing Law(a). (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) Each party hereto irrevocably submits to the jurisdiction of any Washington state court or any federal court sitting in the State of Washington in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Washington state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

     SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       CVG INVESTMENT LLC

                                       By:    /s/ Jeanette Welsh
                                            ------------------------------------
                                            Name:     Jeanette Welsh
                                            Title:    Secretary and Treasurer


                                       GV INVESTMENT LLC

                                       By:    /s/ Jeanette Welsh
                                            ------------------------------------
                                            Name:     Jeanette Welsh
                                            Title:    Secretary


                                       EXPEDIA, INC.

                                       By:    /s/ Gregory S. Stanger
                                            ------------------------------------
                                            Name:     Gregory S. Stanger
                                            Title:    Senior Vice President and
                                                      Chief Financial Officer

                                       CLASSIC VACATION GROUP, INC.

                                       By:    /s/ Debbie A. Lundquist
                                            ------------------------------------
                                            Name:     Debbie A. Lundquist
                                            Title:    Executive Vice President
                                                      and Chief Financial
                                                      Officer


                                       And, solely, for the purposes of Section
                                       6.06(b) herein:

                                       THAYER EQUITY INVESTORS III, L.P.

                                       By:  TC Equity Partners, L.L.C, its
                                            general partner

                                       By:    /s/  Daniel A. Raskas
                                             -----------------------------------
                                             Name:     Daniel A. Raskas
                                             Title:    Managing Director

                                                              EXHIBIT 6.04(c)(i)


                    7.5% NOTES AMENDMENT AND WAIVER AGREEMENT

                                                                       EXHIBIT A

                          FORM OF 7.5% REPLACEMENT NOTE

                             DEMAND PROMISSORY NOTE

Note: E-1

$[                ]                                         February [   ], 2002

     FOR VALUE RECEIVED, the undersigned, CLASSIC VACATION GROUP, INC., a New York corporation ("Maker"), HEREBY PROMISES TO PAY ON DEMAND (subject to the limitations on demand set forth in the paragraph below) to the order of EXPEDIA, INC. (herein called "Payee", which term shall herein in every instance refer to Payee and all assignees and successors-in-interest) the principal sum of $[ ] on or before December 31, 2006; together with interest (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at an interest rate per annum of seven and a half percent (7.5%) (the "Interest Rate"); provided, however, that any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at the rate which is 500 basis points higher than the Interest Rate, or such lower rate as is the maximum rate permitted by law. Interest shall be payable on the first day of March, June, September and December of each year (each an "Interest Payment Date"), with the first interest payment to be made on the first Interest Payment Date after the Termination Date (as defined below).

     Payee shall not be entitled to any demand for payment hereunder until the date that the Asset Purchase Agreement, dated as of January 22, 2002, among the Maker, Payee and Classic Custom Vacations ("CCV"), a California corporation (the "Asset Purchase Agreement"), has been terminated prior to consummation in accordance with its terms (the "Termination Date"). Upon consummation of the Asset Purchase Agreement in accordance with its terms, Payee agrees to surrender and cancel this Note, as partial consideration for the purchase by Payee of the assets of CCV thereunder.

     Maker agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

     Both principal and interest hereunder are payable prior to 11:00 A.M. (Washington time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Payee in same day funds at such address or to such account as Payee specifies to Maker in writing at least three (3) Business Days before any payment is to be made. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in

Washington (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Maker shall have the right to prepay the whole or any part of the principal sum hereof, together with any interest which has accrued thereon as of the date of such prepayment and which is attributable to the portion of the principal amount to be prepaid and any other amounts due under this Note, without premium or penalty at any time and from time to time.

     Payee may freely assign this Note or its interest herein to any of its direct or indirect subsidiaries, parent entities or successors in interest. Payee may not sell or assign this Note or its interest herein to any party other than those listed in the preceding sentence without first receiving prior written approval from Maker, and such approval is not to be unreasonably withheld.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                       CLASSIC VACATION GROUP, INC.


                                       By:
                                           -------------------------------------
                                       Title:

                                                             EXHIBIT 6.04(c)(ii)


                     9% NOTES AMENDMENT AND WAIVER AGREEMENT

                                                                       EXHIBIT B

                           FORM OF 9% REPLACEMENT NOTE

                             DEMAND PROMISSORY NOTE

Note: E-2

$[                ]                                         February [   ], 2002

     FOR VALUE RECEIVED, the undersigned, CLASSIC VACATION GROUP, INC., a New York corporation ("Maker"), HEREBY PROMISES TO PAY ON DEMAND (subject to the limitations on demand set forth in the paragraph below) to the order of EXPEDIA, INC. (herein called "Payee", which term shall herein in every instance refer to Payee and all assignees and successors-in-interest) the principal sum of $[ ] on or before July 1, 2007; together with interest (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at an interest rate per annum of nine percent (9%) (the "Interest Rate"); provided, however, that any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at the rate which is 200 basis points higher than the Interest Rate, or such lower rate as is the maximum rate permitted by law. Interest shall be payable on the first day of March, June, September and December of each year (each an "Interest Payment Date"), with the first interest payment to be made on the first Interest Payment Date after the Termination Date (as defined below).

     Payee shall not be entitled to any demand for payment hereunder until the date that the Asset Purchase Agreement, dated as of January 22, 2002, among the Maker, Payee and Classic Custom Vacations ("CCV"), a California corporation (the "Asset Purchase Agreement"), has been terminated prior to consummation in accordance with its terms (the "Termination Date"). Upon consummation of the Asset Purchase Agreement in accordance with its terms, Payee agrees to surrender and cancel this Note, as partial consideration for the purchase by Payee of the assets of CCV thereunder.

     Maker agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

     Both principal and interest hereunder are payable prior to 11:00 A.M. (Washington time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Payee in same day funds at such address or to such account as Payee specifies to Maker in writing at least three (3) Business Days before any payment is to be made. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in Washington (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Maker shall have the right to prepay the whole or any part of the principal sum hereof, together with any interest which has accrued thereon as of the date of such prepayment and which is attributable to the portion of the principal amount to be prepaid and any other amounts due under this Note, without premium or penalty at any time and from time to time.

     Payee may freely assign this Note or its interest herein to any of its direct or indirect subsidiaries, parent entities or successors in interest. Payee may not sell or assign this Note or its interest herein to any party other than those listed in the preceding sentence without first receiving prior written approval from Maker, and such approval is not to be unreasonably withheld.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

                                       CLASSIC VACATION GROUP, INC.


                                       By:
                                           -------------------------------------
                                       Title:


                                       B-2